Exhibit 10.23

OVASCIENCE, INC.

Restricted Stock Unit Agreement

(Performance-Based)

Granted under 2012 Stock Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between OvaScience, Inc. (the “Company”), a Delaware corporation, and the Participant.

I.                                        Agreement Date

Date:	December 9, 2014

II.                                   Participant Information

Participant:	Michelle Dipp, M.D., Ph.D.
Participant Address:	c/o OvaScience, Inc. 215 First Street, Suite 240 Cambridge, MA 02142

III.                              Grant Information

Grant Date:	December 9, 2014
Target Number of Restricted Stock Units:	15,451
Maximum Number of Restricted Stock Units	23,176

IV.                               Vesting Table

Vesting Date	RSUs Eligible for Vesting*
December 31, 2015	7,725 Target RSUs
December 31, 2016	7,726 Target RSUs

* The vesting of the RSUs is subject to the achievement of performance criteria as determined by the Board of Directors (the “Board”), as provided in Section 2 of the General Terms and Conditions.  If the Board determines the Participant achieved the performance criteria, the Participant will vest in 100% of the Target Number of Restricted Stock Units (the “Target RSUs”).  If the Board determinates the Participant exceeds the performance criteria, the Board, in its sole discretion, may determine that the Participant will vest in a number of RSUs up to a maximum of 150% of the Target RSUs (the “Maximum RSUs”).

This Agreement includes this Notice of Grant and the following General Terms and Conditions (attached as Exhibit A), which are expressly incorporated by reference in their entirety herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

OVASCIENCE, INC.		PARTICIPANT

By:	/s/ Thomas Malley	/s/ Michelle Dipp, M.D., Ph.D.
Name: Thomas Malley		Name: Michelle Dipp, M.D., Ph.D.
Title: Chair, Compensation Committee

2

Restricted Stock Unit Agreement

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.                                      Grant of RSUs; Condition of Grant.  In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2012 Stock Incentive Plan (the “Plan”), an award of Restricted Stock Units (the “RSUs”), representing an award of the number of RSUs (the “Share Number”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  The RSUs entitle the Participant to receive, upon and subject to the vesting of the RSUs (as described in Section 2 below), one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) for each RSU that vests.  The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as the “Shares.”

2.                                      Vesting of the RSUs; Issuance of Shares.

(a)                                 Vesting of the RSUs.  Subject to the other provisions of this Section 2, the maximum number of RSUs that shall vest on a particular date (the “Vesting Date”) are set forth on the Vesting Table set forth in the Notice of Grant (the “Vesting Table”).  The vesting of the RSUs eligible for vesting as of each Vesting Date shall be subject to the achievement of performance criteria as determined by the Board after reasonable consultation with the Participant. Within 90 days after the first day of the year in which each Vesting Date occurs (or, in the case of the December 31, 2015 Vesting Date, within 90 days after the Grant Date of the RSU), the Company shall notify the Participant of the performance criteria applicable with respect to such Vesting Date.  Following each Vesting Date, the Board shall determine the number of RSUs eligible for vesting as of such Vesting Date that have vested based on satisfaction of the applicable performance criteria.  The Board shall have the discretion to determine (i) that, based on the satisfaction of such criteria, all, none or any portion of the Target RSUs eligible for vesting have vested, (ii) that, based on exceeding the applicable performance criteria, a number of RSUs equal to up to Maximum RSUs have vested and (iii) that RSUs eligible for vesting have vested notwithstanding that applicable performance criteria have not been satisfied.  On or prior to March 15 of the year immediately following the year in which each Vesting Date occurs, the Company will issue to the Participant, in certificated or uncertificated form, such number of Shares as is equal to the number of RSUs that vested on such Vesting Date and shall deliver such Shares to the Participant, or to the broker designated by the Participant.  Any RSUs eligible for vesting as of a particular Vesting Date that do not vest shall be automatically forfeited.

(b)                                 Employment Termination.  Except to the extent specifically otherwise provided herein, in the Plan or in another agreement between the Company and the Participant, upon the termination of the Participant’s employment as the full-time Chief Executive Officer of the Company for any reason or no reason, all RSUs that have not vested pursuant to Section 2(a) shall be automatically forfeited as of such termination; provided that if the Participant’s employment is terminated after a performance period ends but before performance has been determined for such performance period, the Participant shall be entitled to receive any Shares that are earned in respect of such performance period in accordance with the timing set forth in Section 2(a).

3.                                      Dividends.  The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock, provided that the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement in accordance with Section 9 of the Plan.

4.                                      Taxes.

(a)                                 Acknowledgments;  No Section 83(b) Election.  The Participant acknowledges that she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the grant of the RSUs and the Shares upon vesting thereof and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs or Shares.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs and the Shares underlying the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to the issuance of the RSUs and the Shares underlying the RSUs.

(b)                                 Withholding.  As a condition to the granting of the RSUs and the vesting thereof, the Participant acknowledges and agrees that she is responsible for the payment of income and employee-side employment taxes (and any other taxes required to be withheld) payable in connection with the grant or vesting of, or otherwise in connection with, the RSUs.  Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes.  Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its discretion.  The Company (i) shall, prior to the date the Common Stock commences trading on a national securities exchange (the “Trading Date”) and during any period in which the Participant is prohibited from selling Common Stock pursuant to a lockup agreement with the Company (and the Company has not consented to such sale) or with underwriters in connection with an offering (such lockup periods, the “Lockup Periods”), at the election of the Participant, and (ii) may, following the Trading Date and outside of any Lockup Period, in its discretion, retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the statutory minimum withholding taxes owed by the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant.  Alternatively, the Company may require the Participant to provide a designated broker with irrevocable instructions directing the designated broker to, on the date of the designated broker’s receipt of any shares of Common Stock in accordance with Section 2, sell in accordance with ordinary principles of best execution that number of such shares of Common Stock as is necessary to yield net proceeds to the Participant equal to the amount of withholding taxes with respect to the income recognized by the Participant as a result of the vesting of the RSUs (based on the minimum statutory withholding rates for all tax purposes, including payroll and social taxes, that are applicable to such income) and remit such proceeds to the Company in satisfaction of such tax withholding obligations of the Company.

5.                                      Restrictions on Transfer.  The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise, any RSUs, or any interest therein, until such RSUs have vested and the Shares underlying the RSUs have been issued.

6.                                      Reorganization Event.  In the event of a Reorganization Event, with respect to any outstanding and unvested RSUs (after taking into account any vesting in connection with such Reorganization Event), the Board shall use its best efforts to provide for the assumption or continuation of such unvested RSUs in accordance with Section 9(b)(2)(A)(i) of the Plan.

7.                                      Miscellaneous.

(a)                                 No Rights to Employment.  The Participant acknowledges and agrees that the grant of the RSUs and their vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period of the RSUs, or for any period.

(b)                                 Section 409A.  This Agreement is intended to comply with or be exempt from the requirements of Section 409A of the Code and shall be construed consistently therewith.  In any event, the Company makes no representations or warranties and will have no liability to the Participant or to any other person, if any of the provisions of or payments under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but that do not satisfy the requirements of that Section.

(c)                                  Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

(d)                                 Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflict of law principles.

(e)                                  Authority of Compensation Committee.  In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan.  All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s good faith discretion and shall be final and binding on the Participant.